UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 31, 2007
NORTHWEST PIPELINE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7414	87-0269236

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

295 Chipeta Way, Salt Lake City, Utah	84108

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 801-583-8800
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
On January 31, 2007, Northwest Pipeline Corporation announced it had filed a stipulation and settlement agreement that resolves all outstanding issues in its pending rate case (RP06-416) which was filed on June 30, 2006, with the Federal Energy Regulatory Commission (FERC).
The settlement is based on an annual cost of service of $404 million and establishes that general system firm transportation (TF-1 Large) rates on the Northwest Pipeline system will increase from $.30760 to $.40984 per dekatherm, effective Jan. 1, 2007.
The settlement is subject to FERC approval. Northwest anticipates the approval process will be completed by mid-2007.
The press release announcing the filing of the stipulation and settlement is furnished herewith as Exhibit 99.1 and is incorporated by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.
(d) Exhibits.
Exhibit 99.1 Press release dated January 31, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST PIPELINE CORPORATION
By:	/s/ Brian K. Shore
	Name:	Brian K. Shore
	Title:	Corporate Secretary

Dated: February 1, 2007

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
99.1	Press release dated January 31, 2007.

4